The Exhibit Index is on page ___9___ of ___69__ total pages
As filed with the Securities and Exchange Commission on November 29, 1995
                     Registration No. 33-__________________
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933
                              ---------------------
                                 PHH CORPORATION
               (Exact name of issuer as specified in its charter)

                            Maryland                   52-0551284
         (State or other jurisdiction of             (I.R.S. Employer
         incorporation or organization)              Identification No.)

                   11333 McCormick Road                    21031
                   Hunt Valley, Maryland                 (Zip Code)
         (Address of principal executive offices)
                          -------------------------
                  AMENDED AND RESTATED EMPLOYEE INVESTMENT PLAN
                            (Full title of the plan)
                          -------------------------
                         GORDON W. PRIEST, JR., Esquire
                 Assistant General Counsel & Securities Counsel
                                 PHH Corporation
                              11333 McCormick Road
                           Hunt Valley, Maryland 21031
                                 (410) 771-1900
                      (Name, address and telephone number,
                   including area code, of agent for service)
                            -------------------------
                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

Title of           Amount            Proposed maxi-        Proposed maxi-       Amount of
securities to      to be             mum offering          mum aggregate        registration
be registered      registered        price per share       offering price       fee
-------------      ----------        ---------------       -----------------    ---
Common Stock       450,000 shares    $45.8125(1)           $20,615,625 (1)      $7,109.00  (1)
(no par value)     -------           ---------             --------------       ------------

--------------------------------------------------------------------------------

(1) Pursuant to Rule 457(c) and (h), the proposed maximum offering price per share, proposed maximum aggregate offering price, and the amount of registration fee are based upon the average high and low prices reported by the New York Stock Exchange on November 21, 1995

(2) Pursuant to Rule 416(c), the issuer is registering an indeterminate amount of interests in the Plan for which no registration fee is required.

                                       PART I

                 INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION.*

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

------------------
     *Information required by Part I to be contained in the Section
      10(a) prospectus is omitted from the registration statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

                              -----------------

                                         PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents have been filed by PHH Corporation (the "Registrant") with the Securities and Exchange Commission (the "SEC") and are incorporated herein by reference: (a) Company's Annual Report on Form 10-K for the year ended April 30, 1995; (b) the Company's Quarterly Report on Form 10-Q for the period ending July 31, 1995; the Plan's Annual Report on Form 11-K for the Plan year ending December 31, 1994, and all other reports filed with the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since April 30, 1995.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. The documents required to be so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.
         [Not required].

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.
         [Not Required]

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Directors and officers of the Registrant are indemnified under Section 2-418 of the Corporations and Associations Article of the Annotated Code of Maryland, and under Article SIXTH, Section 4 of the Registrant's charter.

         As permitted by Maryland law, Article SIXTH, Section 3 of the Registrant's Charter limits the monetary liability of its directors and officers to the Registrant and its stockholder to the maximum extent permitted by Maryland law in effect from time to time. Section 3 of the Article SIXTH provides as follows:

                  Section  3.  To  the  fullest  extent  permitted  by  Maryland statutory or decisional law, as amended or interpreted, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for money damages. No amendments of the charter of the Corporation or repeal of any of its provisions shall limit or eliminate the benefits provided to directors and officers under this provision with respect to any act or omission which occurred prior to such amendment or repeal.

         As permitted under Subsection (k) of Section 2-418 of the Corporations and Associations Article of the Annotated Code of Maryland, the Registrant has purchased and maintains insurance on behalf of its directors and officers against any liability asserted against such directors and officers in their capacities as such whether or not the Registrant would have the power to indemnify such persons under the provisions of the Maryland law governing indemnification.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.
         [Not applicable].

ITEM 8.  EXHIBITS.

Exhibit
Number   Description

 4       Amended and Restated Employee Investment Plan of the Registrant.

 5       Opinion of Counsel*

23       Consent of Independent Certified Public Accountants.

24       Power of Attorney.

ITEM 9.  UNDERTAKINGS.

                  (a)  The undersigned Registrant hereby undertakes:
                       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                            (i)  To include any prospectus required by section
10(a)(3) of Securities Act of 1933;

------------------

         *The Opinion of Counsel required by Item 601(b)(5) is omitted from the registration statement in accordance with Item 8 of Form S-8. The Registrant has submitted the plan and all amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the plan.

                              (ii) To reflect in the prospectus any facts or
events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                               (iii) To include any material  information  with
respect to the plan of distribution not previously disclosed in the registration statement; provided, however, that paragraphs (a)(1)(i) and
(a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                           (2)      That, for the purpose of determining  any
liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3)      To  remove  from  registration  by  means
of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) if the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                  (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                              SIGNATURES


                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hunt Valley, and the State of Maryland on this 28th day of November, 1995.


                                                      PHH CORPORATION



                                                      By   /s/Robert D. Kunisch
                                                         Robert D. Kunisch
                                                         Chairman of the Board,
                                                         Chief Executive Officer
                                                         and President


                  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


Principal Executive Officer:


  /s/ Robert D. Kunisch      Chairman of the         Date: November 28, 1995
-----------------------
Robert D. Kunisch            Board, Chief
                             Executive Officer
                             and President


Principal Financial Officer:


  /s/ Roy A. Meierhenry       Senior Vice            Date: November 28, 1995
-----------------------
Roy A. Meierhenry             President and
                              Chief Financial
                              Officer


Principal Accounting Officer:


  /s/ Nan A. Grant             Controller           Date: November 28, 1995
------------------
Nan A. Grant

A Majority of the Board of Directors:


James S. Beard, Andrew F. Brimmer, George L. Bunting, Jr., Alan P. Hoblitzell, Jr., Paul X. Kelley, Robert D. Kunisch, Francis P. Lucier, Kent C. Nelson, Donald J. Shepard, Anne M. Tatlock, Alexander B. Trowbridge.

By   /s/ Robert D. Kunisch      For himself           Date: November 28, 1995
--------------------------
       Robert D. Kunisch        and as
                                Attorney-in-Fact

                  Pursuant to the requirements of the Securities Act of 1933, the trustee (or other persons who administer the employee benefit plan) has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hunt Valley, State of Maryland on this 28th day of November, 1995.

                                               PHH Corporation
                              Amended and Restated Employee Investment Plan

                              By:  /s/ Roy A. Meierhenry
                                 Roy A. Meierhenry, Trustee

                         EXHIBIT INDEX



Exhibit                                   Sequential
Number            Description            Page Number


  4      Amended and Restated Employee
         Investment Plan                      10

 23      Consent of Independent
         Certified Public Accountants         66

 24      Power of Attorney                    67-69